UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Senior Secured Notes

On June 4, 2025, Sabre GLBL Inc. (“Sabre GLBL”), a wholly-owned subsidiary of Sabre Corporation (“Sabre,” the “Company,” “we,” “us,” or “our”), Sabre Holdings Corporation (“Holdings”) and certain of Sabre GLBL’s subsidiaries, as guarantors (collectively, with Holdings, the “Guarantors”), and Computershare Trust Company, N.A. (“Computershare”), as trustee and collateral agent, entered into an indenture (the “Secured Notes Indenture”) governing Sabre GLBL’s newly issued 11.125% senior secured notes due 2030 (the “Senior Secured Notes”). The Senior Secured Notes were issued in an aggregate principal amount of $1.325 billion, will pay interest semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026, at a rate of 11.125% per year, and will mature on July 15, 2030.

Sabre GLBL used a portion of the net proceeds from the sale of the Senior Secured Notes to prepay all of Sabre GLBL’s outstanding borrowings under an intercompany loan agreement with Sabre Financial Borrower, LLC (which has applied such amounts toward full prepayment of Sabre Financial Borrower, LLC’s senior secured term loan due 2028), and remaining amounts were used to repurchase $325 million in aggregate principal amount of Sabre GLBL’s existing 8.625% Senior Secured Notes due 2027 in the Tender Offers (as defined below).

The Senior Secured Notes are jointly and severally, irrevocably and unconditionally guaranteed by Holdings and all of Sabre GLBL’s restricted subsidiaries that guarantee Sabre GLBL’s credit facilities (the “Senior Credit Facilities”), which are governed by the Amended and Restated Credit Agreement, dated as of February 19, 2013, among Sabre GLBL, Holdings, the subsidiary guarantors party thereto, the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent and Bank of America, N.A. as successor administrative agent, as subsequently amended and supplemented from time to time; provided that certain subsidiaries that are being sold as part of the Company’s announced sale of its Hospitality Solutions business (the “Hospitality Solutions Sale”) will not be required to guarantee or grant any security interest in favor of the Senior Secured Notes earlier than October 15, 2025 and, following consummation of the Hospitality Solutions Sale, will not guarantee or grant any security interest in favor of the Senior Secured Notes at any time. In addition, each future direct and indirect restricted subsidiary of Sabre GLBL that guarantees indebtedness under the Senior Credit Facilities, any additional first lien obligations, any junior lien obligations or any capital markets debt securities of Sabre GLBL or a Guarantor, will guarantee the Senior Secured Notes. The Senior Credit Facilities currently require, subject to certain exceptions (including unrestricted subsidiaries and securitization subsidiaries), newly formed or acquired domestic wholly-owned subsidiaries to guarantee the obligations thereunder. The Senior Secured Notes will not be guaranteed by any of Sabre GLBL’s foreign subsidiaries or unrestricted subsidiaries.

The Senior Secured Notes and the related guarantees (i) are general senior secured obligations of Sabre GLBL and each Guarantor, (ii) rank equally in right of payment to all existing and future unsubordinated indebtedness of Sabre GLBL and Guarantors (including the Senior Credit Facilities, Sabre GLBL’s existing senior secured notes (the “Existing Secured Notes”) and Sabre GLBL’s 7.32% senior exchangeable notes due 2026 (the “Exchangeable Notes”)), as applicable, (iii) rank effectively senior to all unsecured indebtedness of Sabre GLBL or Guarantors, including the Exchangeable Notes, as applicable, to the extent of the value of the collateral securing the Senior Secured Notes, which it shares pari passu with Sabre GLBL’s Senior Credit Facilities and the Existing Secured Notes, (iv) are structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other liabilities of subsidiaries of Sabre GLBL or Guarantors, as applicable, that do not guarantee the Senior Secured Notes, (v) are senior in right of payment to all existing and future subordinated indebtedness of Sabre GLBL and Guarantors, as applicable and (vi) are effectively subordinated to all secured indebtedness of Sabre GLBL and Guarantors to the extent of the value of any assets securing such secured indebtedness that are not collateral securing the Senior Secured Notes. Upon the occurrence of specific kinds of changes of control, the holders of the Senior Secured Notes will have the right to cause Sabre GLBL to repurchase some or all of the Senior Secured Notes at 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. The Senior Secured Notes will be subject to redemption on the terms and at the prices set forth in the Secured Notes Indenture.

The Secured Notes Indenture contains covenants that, among other things, limit Sabre GLBL’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock of subsidiaries;

•	pay dividends or make other distributions on, redeem, defease, repurchase or otherwise retire equity interests;

•	create liens on certain assets to secure debt;

•	make certain investments;

•	sell certain assets;

•	place restrictions on the ability of restricted subsidiaries to make payments to Sabre GLBL, Holdings or the Company;

•	consolidate, merge or sell all or substantially all of their assets; and

•	enter into certain transactions with affiliates.

These covenants are subject to important exceptions, limitations and qualifications. These covenants will be suspended, and shall not apply at any time during which the Senior Secured Notes have been assigned an investment grade rating.

This description of the Secured Notes Indenture and the Senior Secured Notes does not purport to be complete and is qualified in its entirety by reference to the Secured Notes Indenture and the form of the Senior Secured Notes, which are filed within this Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Security Agreement

Sabre GLBL’s and the Guarantors’ obligations under the Secured Notes Indenture are secured by first-priority liens on the same collateral securing, on a pari passu basis, the indebtedness owing under Sabre GLBL’s Senior Credit Facilities and the Existing Secured Notes, pursuant to certain security agreements and pledge agreements, as may be amended from time to time among Holdings, Sabre GLBL and certain of its restricted subsidiaries (collectively, the “Security Documents”), including a pledge and security agreement executed in connection with the entry into the Secured Notes Indenture, on June 4, 2025, by and among Sabre GLBL, the Guarantors, and Computershare, as collateral agent (the “Security Agreement”).

None of the Company’s subsidiaries that are being sold as part of the Company’s announced sale of its Hospitality Solutions business will be required to grant to the collateral agent any security interest in any collateral earlier than October 15, 2025 (except that no such security interests will need to be granted if the Hospitality Solutions Sale is consummated prior to such time).

The liens granted under the Security Documents constitute first-priority liens, subject to certain exceptions and permitted liens described therein, on:

•	all equity interests of Sabre GLBL, held by Holdings;

•

substantially all personal property of Sabre GLBL and the Guarantors, subject to certain exceptions (including, without limitation, exceptions for real property leases and immaterial real property; motor vehicles; with respect to perfection by control, deposit and securities accounts; LC Assets (as defined in the Secured Notes Indenture); assets subject to certain categories of permitted liens; all letter of credit rights; securitization assets; capital stock of unrestricted subsidiaries; certain capital stock of foreign subsidiaries; and assets subject to certain legal or contractual restrictions on assignment or granting of security interests);

•

substantially all the equity interests of any of Sabre GLBL’s restricted subsidiaries directly owned by Sabre GLBL or any subsidiary Guarantor (or, in the case of a foreign subsidiary, 65% of the equity interests directly owned by Sabre GLBL or a subsidiary Guarantor); and

•

mortgages on all material real property owned by Sabre GLBL or any subsidiary Guarantor, none of which existed on the issue date for the Senior Secured Notes, except for, so long as such assets are not pledged to secure any other first lien obligations, Principal Domestic Properties and Domestic Subsidiaries, which include Headquarters and Headquarters SPV (each as defined in the Secured Notes Indenture).

This description of the Security Documents, including the Security Agreement, does not purport to be complete and is qualified in its entirety by reference to the Security Agreement, which is filed within this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The Secured Notes Indenture contains covenants that limit, among other things, Sabre GLBL’s ability to pay dividends on its capital stock, subject to certain exceptions, which may in turn, impact the ability of holders of the Company’s common stock to receive dividends. For more information, see the Secured Notes Indenture, which is filed within this Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On June 4, 2025, Sabre issued a press release announcing the early tender results of cash tender offers (the “Tender Offers”) by Sabre GLBL to purchase Sabre GLBL’s 8.625% senior secured notes due 2027 issued on September 7, 2023, 7.375% senior secured notes due 2025 issued on August 27, 2020 and 11.250% senior secured notes due 2027 issued on December 6, 2022, up to an aggregate purchase price of $336.375 million, excluding accrued interest, upon the terms and subject to the conditions set forth in the offer to purchase dated May 20, 2025. $325 million in aggregate principal amount of Sabre GLBL’s existing 8.625% Senior Secured Notes due 2027 were purchased in the Tender Offers.

A copy of the press release is filed within this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of June 4, 2025 among Sabre GLBL Inc., each of the guarantors party thereto and Computershare Trust Company, National Association, as trustee and collateral agent.

4.2	Form of 11.125% Senior Secured Notes due 2030 (included in Exhibit 4.1).

10.1	Pledge and Security Agreement, dated as of June 4, 2025, among Sabre GLBL Inc., Sabre Holdings Corporation, the subsidiary guarantors party thereto and Computershare Trust Company, National Association, as collateral agent.

99.1	Press Release dated June 4, 2025.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Date: June 4, 2025	By:	/s/ Rochelle Boas
	Name:	Rochelle Boas
	Title:	Executive Vice President and Chief Legal Officer